Exhibit 10.4

FORM OF CONTINGENT VALUE RIGHTS AGREEMENT

This CONTINGENT VALUE RIGHTS AGREEMENT (as hereafter amended, restated, modified or supplemented in accordance herewith, this “Agreement”), dated as of [•], 2023, is entered into by and between (i) Infinite Reality, Inc., a Delaware corporation[1] (“Pubco”); and (ii) Continental Stock Transfer & Trust Company, as rights agent (the “Rights Agent”). Terms capitalized but not defined herein shall have the meaning ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, (i) Purchaser, (ii) Pubco, (iii) Purchaser Merger Sub, (iv) Company Merger Sub and (v) the Company have entered into that certain Agreement and Plan of Merger (as amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other things, on the date of this Agreement, (a) Purchaser Merger Sub is merging with and into Purchaser, with Purchaser continuing as the surviving entity, and each share of Purchaser Common Stock (other than Excluded Shares and shares described in the proviso to this clause (a) set forth below) outstanding as of immediately prior to the Effective Time is being converted into the right to receive a unit (each, a “Pubco Unit”) consisting of (x) one share of Pubco Common Stock, and (y) one CVR (as defined below) for each one whole share of Purchaser Common Stock (excluding fractional shares), provided, however, that each Founder Share is converting solely into one share of Pubco Common Stock, and (b) Company Merger Sub is merging with and into the Company, with the Company continuing as the surviving entity, and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (following and subject to the Company Exchanges) is automatically being cancelled and will cease to exist in exchange for the right to receive shares of Pubco Common Stock pursuant to Section 1.9 of the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the DGCL; and

NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; CERTAIN RULES OF CONSTRUCTION

1.1       Definitions. As used in this Agreement, the following terms will have the following meanings:

“Achieved Value” means the sum of (i) either the Pubco Common Stock VWAP or the Change of Control Value and (ii) the Per Share Dividend Amount.

“Adjustment Event” shall have the meaning assigned to such term in Section 3.1(e).

1 Note to Draft: In this Agreement, Infinite Reality, Inc. refers to the new publicly traded parent, which will be renamed Infinite Reality, Inc. at the effective time of the Mergers.

“Agreement” shall have the meaning assigned to such term in the first paragraph of this Agreement.

“Board of Directors” means the board of directors of Pubco.

“Board Resolution” means a copy, delivered to the Rights Agent and Sponsor, of a resolution certified by a duly authorized officer of Pubco to have been duly adopted by the Board of Directors or a written consent signed by the requisite directors serving on the Board of Directors and, in either case, that is in full force and effect on the date so delivered to the Rights Agent and Sponsor.

“Business Day” means any day on which banks are not required or authorized to be closed in the City of New York.

“Calculation Date” means the date on which the Achieved Value is calculated in accordance with Section 3.1, Section 3.3 or Section 6.1 of this Agreement.

“Calculation Period” means (a) the ninety (90) calendar days immediately preceding the CVR Maturity Date or (b) the number of consecutive Trading Days specified in Section 6.1 of this Agreement.

“Cancelation Date” shall have the meaning assigned to such term in Section 6.1.

“Cancelation Value” shall mean a value of $12 per share of Pubco Common Stock.

“Change of Control” means:

(a)               any acquisition on any date after the Closing by any Person/Group of beneficial ownership (as defined in Section 13(d) of the Exchange Act) of Pubco Common Stock that, with the Pubco Common Stock already held by such Person/Group, constitutes more than 50% of the total voting power of the Pubco Common Stock; provided, however, that for purposes of this subsection, the acquisition of additional Pubco Common Stock (other than with respect to an acquisition that results in a Person/Group owning 100% of the outstanding Pubco Common Stock) by any Person/Group who, prior to such acquisition, beneficially owns more than 50% of the total voting power of the Pubco Common Stock; or

(b)               any acquisition of Pubco by another entity by means of (i) any transaction or series of related transactions (including, without limitation, any reorganization, merger, or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of Pubco), if the shares of Pubco Common Stock outstanding immediately prior to the closing of such transaction or series of related transactions will, immediately after such transaction or series of related transactions, represent less than 50% of the total voting power of the surviving or acquiring entity or (ii) a sale of all or substantially all of the assets of Pubco and its subsidiaries ..

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“Change of Control Value” shall have the meaning assigned to such term in Section 3.3.

“Close of Business” with respect to any date means 4:00:00 p.m., New York time (or such other time as the Nasdaq Stock Market publicly announces is the official close of trading).

“CVR Holder” means a Person in whose name a Pubco Unit is registered in the Unit Register at any date of determination.

“CVR Maturity Date” means the date that is 18 months after the Closing (or if occurring prior to the 18 months after the Closing, the date of consummation of a Change of Control specified in the proviso to clause (ii) of Section 3.3).

“CVR Maturity Date Holder” shall have the meaning assigned to such term in Section 2.2.

“CVR Payment” means any Shortfall Amount due and payable to the CVR Holders; provided that the maximum payment per CVR (whether in Pubco Common Stock or any other form of consideration) shall not exceed the Share Cap.

“CVR Payment Register” shall have the meaning assigned to such term in Section 2.2.

“CVRs” means the rights of CVR Holders to receive a contingent payment in the form of Pubco Common Stock (or in such other form as is provided for herein) pursuant to this Agreement.

“Escrow Agent” has the meaning set forth in Section 3.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Growth Factor” means the product of (x) $1.25 multiplied by (y) a fraction, (i) the numerator of which shall be the number of days elapsed during the Measurement Period and (ii) the denominator of which shall be 365.

“Measurement Period” means the period from and including the date of this Agreement to but excluding the Calculation Date.

“Merger Agreement” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Nasdaq Stock Market” means the Nasdaq Stock Market LLC or, if the Pubco Common Stock is principally listed on another national securities exchange, such other securities exchange.

“Paying Agent” shall have the meaning assigned to such term in Section 4.1.

“Payment Date” means the date that is five (5) Business Days following the Settlement Date.

“Per Share Dividend Amount” means (i) the aggregate amount of any and all dividends paid with respect to one share of Pubco Common Stock on or prior to the Calculation Date, plus (ii) the aggregate amount of any and all dividends declared with respect to one share of Pubco Common Stock on or prior to the Calculation Date, but unpaid as of the Calculation Date.

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“Permitted Delays” shall have the meaning assigned to such term in Section 4.3.

“Person/Group” means either (a) a Person or (b) two or more Persons that are deemed to be a “person” under Section 13(d) (3) of the Exchange Act.

“Pubco” shall have the meaning assigned to such term in the first paragraph of this Agreement.

“Pubco Unit” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Pubco Common Stock VWAP” means (a) the sum of the daily dollar volume-weighted average price for the Pubco Common Stock on the Nasdaq Stock Market, as reported by Bloomberg, L.P. or, if not reported by Bloomberg, L.P., as reported by another authoritative source reasonably selected by Pubco, for each Trading Day during the Calculation Period, divided by (b) the number of Trading Days in the Calculation Period.

“Purchaser Common Stock” shall mean the shares of common stock, par value $0.0001 per share, of Purchaser.

“Reserved Shares” shall have the meaning assigned to such term in Section 3.2.

“Rights Agent” means the Rights Agent named in the first paragraph of this Agreement, until a successor Rights Agent will have become such pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.

“SEC” means the U.S. Securities and Exchange Commission.

“Settlement Date” means the fifth (5th) Trading Day after the CVR Maturity Date.

“Share Cap” means [an amount per CVR to be agreed but not to exceed 25,650,000 shares of Pubco Common Stock in the aggregate for all CVRs].

“Shortfall Amount” means the excess, if any, of (x) the Target Value over (y) the Achieved Value.

“Specified Courts” shall have the meaning assigned to such term in Section 9.4(a).

“Sponsor” shall have the meaning assigned to such term in the Recitals to this Agreement.

“Suspension Event” shall have the meaning assigned to such term in Section 4.5(b).

“Target Value” means an amount equal to the sum of (x) $10 plus (y) the Growth Factor.

“Tax” means any Tax or similar charge, levy or other assessment of any kind, including income, corporate, capital, excise, property, sales, use, turnover, value added and franchise Tax, deduction, withholding and custom duty, together with all interest, penalties and additions to Tax imposed by any Governmental Authority.

“Trading Day” means any Business Day on which the Nasdaq Stock Market is open for the buying and selling of securities.

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“Unit Register” shall have the meaning assigned to such term in Section 2.2.

1.2              Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. The term “or” is not exclusive. The word “will” shall be construed to have the same meaning and effect as the word “shall.” References to a particular statute or regulation include all rules and regulations thereunder and any successor statute, rules or regulation, in each case as amended or otherwise modified from time to time. All references to dollars or “$” refer to United States dollars. References to days mean calendar days unless otherwise specified.

ARTICLE II

FORM OF CVRs

2.1 Appointment of Rights Agent. Pubco hereby appoints the Rights Agent to act as the rights agent for Pubco in accordance with the terms and conditions set forth in this Agreement, and the Rights Agent hereby accepts such appointment.

2.2 No CVR Certificates. (a) Until the earlier of the Cancelation Date, if any, and the CVR Maturity Date, (i) the CVRs will be evidenced by certificates for Pubco Units registered in the names of the holders thereof (which certificates shall also be deemed to be certificates representing CVRs) and not by separate CVR certificates, and CVRs associated with any uncertificated Pubco Units will be evidenced by the registration of such Pubco Units in Pubco’s register of Pubco Units (the “Unit Register”) in the names of the holders thereof (which registration shall also be deemed to be the registration of ownership of the associated CVRs) and not by separate CVR certificates or registrations and (ii) the right to receive any CVR Payment will only be transferable in connection with the transfer of Pubco Common Shares. As soon as practicable after the CVR Maturity Date, if a Shortfall Amount is owed pursuant to Section 3.1(b) or Section 3.3, Pubco will establish a payment register for the CVRs (the “CVR Payment Register”) and cause to be issued to holders of Pubco Units as of the Close of Business on the CVR Maturity Date (the “CVR Maturity Date Holders”) the right to receive a CVR Payment for each Pubco Unit so held and the Paying Agent will then issue a CVR Payment to CVR Maturity Date Holders pursuant to Section 4.1.

2.3 Transfer of CVRs. Until the earlier of the Cancelation Date and the CVR Maturity Date, the surrender for transfer of any certificate evidencing Pubco Units shall constitute the transfer of the CVRs forming part of the Pubco Units represented thereby, and the registration of transfer of ownership of any uncertificated Pubco Units shall constitute the transfer of the CVRs forming part of the Pubco Units. Any purported transfer of any CVR or any interest therein other than pursuant to a transfer of the Pubco Unit of which such CVR forms a part shall be null and void.

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2.4 Legends. Certificates for Pubco Units issued in the Purchaser Merger shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

This certificate evidences and entitles the holder hereof to certain contingent value rights as set forth in the Contingent Value Rights Agreement, dated as of [•], 2023, by and between Infinite Reality, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, as such agreement may be amended from time to time (the “CVR Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Infinite Reality, Inc. Infinite Reality, Inc. will mail to the holder of this certificate a copy of the CVR Agreement without charge after receipt of a written request therefor.

In the case of the initial transaction statement or subsequent periodic statements with respect to uncertificated Pubco Units, such statements shall bear the following legend:

The registration in the share register of Infinite Reality, Inc. of the Pubco Units to which this statement relates also evidences and entitles the registered holder of such shares to certain contingent value rights as set forth in the Contingent Value Rights Agreement, dated as of [•], 2023, by and between Infinite Reality, Inc. and Continental Stock Transfer & Trust Company, as Rights Agent, as such agreement may be amended from time to time (the “CVR Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Infinite Reality, Inc. Infinite Reality, Inc. will mail to the holder of this certificate a copy of the CVR Agreement without charge after receipt of a written request therefor.

Notwithstanding this Section 2.4, the omission of a legend shall not affect the enforceability of any part of this CVR Agreement or the rights of any holder of the CVRs.

2.5 CVR Payment Register Notations. The registrations in the CVR Payment Register may be accompanied by such marks of identification or designation and such legends, summaries or endorsements as may be required to comply with any applicable law or with any applicable rule or regulation made pursuant thereto or with any applicable rule or regulation of any stock exchange or to conform to usage.

ARTICLE III

TERMS OF CVRS

3.1 Achieved Value.

(a) In the event that the Achieved Value is equal to or greater than the Target Value, then each CVR outstanding as of the Close of Business on the CVR Maturity Date shall (unless otherwise canceled earlier pursuant to Article VI) be deemed immediately and automatically canceled and extinguished and no consideration of any kind shall be delivered, and Pubco and the Rights Agent, shall have no further obligations, in respect thereof. In addition, the provisions in Section 6.1 will apply.

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(b) In the event that the Achieved Value is less than the Target Value, then each CVR outstanding as of the Close of Business on the CVR Maturity Date shall be deemed immediately and automatically canceled and extinguished and converted into the right to receive the CVR Payment. Such CVR Payment shall be paid to the CVR Holders in accordance with Section 4.1.

(c) After the Close of Business on the CVR Maturity Date, the chief financial officer of Pubco shall calculate, in accordance with this CVR Agreement, the Pubco Common Stock VWAP, the Per Share Dividend Amount, the Achieved Value and Shortfall Amount.

(d) (1) As soon as practicable after the Settlement Date (but in no event later than the Payment Date), Pubco shall issue to each holder of a CVR outstanding as of the Close of Business on the CVR Maturity Date, as an adjustment to the consideration paid in the Purchaser Merger, the number of shares of Pubco Common Stock necessary to satisfy the Shortfall Amount.

(2) Notwithstanding anything to the contrary, no certificates or scrip representing fractional shares or book-entry credit of shares of Pubco Common Stock shall be issued upon the conversion of CVRs. Each former holder of a CVR who otherwise would have been entitled to a fraction of a share of Pubco Common Stock shall receive in lieu thereof cash (rounded to the nearest cent).

(e) If, between the date of this CVR Agreement and the Settlement Date, the shares of Pubco Common Stock or the Pubco Units shall have been changed into a different number of shares or units or a different class of shares or units by reason of any equity dividend or distribution, subdivision, reorganization, reclassification, recapitalization, equity split, reverse equity split, combination or exchange of shares or units, or any similar event shall have occurred (an “Adjustment Event”), then the Target Value, the Achieved Value, the Pubco Common Stock VWAP, the Share Cap and any other similar items, the calculation of which is affected by such Adjustment Event, shall be equitably adjusted, without duplication, to provide the CVR Holders with the same economic benefit, if any, that such CVR Holders would have had the right to receive if the Adjustment Event had not occurred.

3.2       Reserving of Shares. Pubco shall set aside and reserve a sufficient number of shares of Pubco Common Stock to satisfy its obligations hereunder (the “Reserved Shares”). The Reserved Shares represent the maximum number of shares of Pubco Common Stock that could be distributed to CVR Holders (assuming all such CVRs are outstanding as of the CVR Maturity Date) pursuant to the terms of this Agreement.

3.3. Change of Control. If, prior to one day before the CVR Maturity Date, a Change of Control occurs and the consideration attributable to a share of Pubco Common Stock in such Change of Control, including the aggregate value of any and all cash, equity securities, debt securities or other assets (with such value being determined pursuant to the documents effecting the Change of Control or, if such documents do not clearly specify such aggregate value, then such aggregate value as is reasonably calculated by Pubco) (the “Change of Control Value”), when added to the Per Share Dividend Amount, has an aggregate value that:

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(i)       is equal to or greater than the Target Value as of the Close of Business on the date of the Change of Control, then as of the date of the Change of Control all CVRs shall be deemed immediately and automatically cancelled, or

(ii)       is less than the Target Value as of the Close of Business on the date of the Change of Control, then Pubco shall cause a portion of the consideration to be received as a result of the Change of Control to be placed in escrow with the Rights Agent or such other Person as Pubco shall reasonably deem appropriate (the “Escrow Agent”) for future release on or after the CVR Maturity Date (or such earlier date as Pubco may determine) pursuant to the terms of this Section 3.3 (as the same may be reasonably modified by Pubco solely to equitably account for any changes of the securities or other consideration held in escrow as a result of the Change of Control, so as to prevent diminution or enlargement of the benefits intended to be provided pursuant to this Agreement); provided, however, that if (A) any Change of Control occurs pursuant to this clause (ii) and (B) either the consideration for which Change of Control consists solely of cash or such Change of Control is effectuated pursuant to a tender offer or other transaction to which Pubco is not a party, then Pubco shall promptly issue a press release so stating and the parties hereto shall take such other actions with respect to the payment of any CVR Payment consistent with the CVR Maturity Date being the date of such Change of Control.

Pubco (or any successor thereto pursuant to a Change of Control) shall promptly, and in any event, within five Business Days following any Change of Control, provide written notice to the Rights Agent and Sponsor of such Change of Control.

ARTICLE IV

PAYMENT PROCEDURES

4.1 Payment of amounts, if any, to Holders. (a) Prior to the Payment Date, as applicable, Pubco shall appoint a bank or trust company to act as the paying agent (the “Paying Agent”) (it being acknowledged and agreed that the Rights Agent may serve as the Paying Agent) which shall be responsible for paying to the CVR Maturity Date Holders any CVR Payments owed pursuant to Section 3.1. Prior to the Payment Date, Pubco shall deposit, or cause to be deposited, with the Paying Agent (a) that number of whole uncertificated or certificated shares representing the number of shares of Pubco Common Stock sufficient to pay the CVR Payment to all CVR Maturity Date Holders (calculated based upon the Pubco Common Stock VWAP), plus cash in lieu of any fractional share of Pubco Common Stock that would otherwise be deliverable to a CVR Maturity Date Holder. The Paying Agent shall then deliver to each CVR Maturity Date Holder all consideration then due to such Holder.

(b) Pubco will cause the Paying Agent to execute and deliver to the Rights Agent an instrument in which the Paying Agent shall agree with the Rights Agent, subject to the provisions of this Section 4.1, that the Paying Agent (i) will hold all sums or securities held by it for the payment of any amount payable on the CVRs in trust for the benefit of the Persons entitled thereto until such sums or securities shall be paid to such Persons or otherwise disposed of as herein provided and will notify the Rights Agent of the sums or securities so held and (ii) will give the Rights Agent notice of any failure by Pubco to make any payment, or cause payment to be made, on the CVRs when the same shall be due and payable.

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(c) Any cash or securities deposited with the Rights Agent or the Paying Agent remaining unclaimed for one (1) year after the Payment Date shall be paid or returned, as applicable, to Pubco on Pubco’s request, or (if then held by Pubco) shall be discharged from such trust; and the Holder of such CVR shall thereafter, as an unsecured general creditor, look only to Pubco for payment thereof, and all liability of the Rights Agent or such Rights Agent with respect to such trust money or securities shall thereupon cease.

4.2 Withholding. Notwithstanding any other provision of this CVR Agreement, Pubco, the Rights Agent and the Paying Agent shall be entitled to deduct and withhold, or cause to be deducted and withheld, from shares of Pubco Common Stock or cash amounts otherwise payable pursuant to this CVR Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Pubco, the Rights Agent or the Paying Agent, such withheld amounts shall be treated for all purposes of this CVR Agreement as having been paid to such CVR Holder in respect of which such deduction and withholding was made. The parties hereto agree to cooperate in good faith to reduce or eliminate any deduction or withholding with respect to payments made pursuant to this CVR Agreement.

4.3 Delay in Delivery of Pubco Common Stock. Pubco may delay the delivery of the Pubco Common Stock if there is any (A) issuance by the SEC of any stop order suspending the effectiveness of any registration statement upon which any of the shares of Pubco Common Stock that may be distributed pursuant to this Agreement are to be registered or the initiation or threat of any proceedings for that purpose, (B) delisting or pending delisting of any shares of Pubco Common Stock that may be distributed pursuant to this Agreement by any national securities exchange or market on which such shares are then listed, quoted or admitted to trading or any refusal to list such shares on any national securities exchange or market on which they are intended to be listed or admitted to trading, (C) receipt by Pubco of any notification with respect to the suspension of the qualification of shares of Pubco Common Stock that may be distributed pursuant to this Agreement for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose or (D) Suspension Event (collectively, the matters described in clauses (A) through (D), “Permitted Delays”).

4.4 Authorized Shares. The shares of Pubco Common Stock issuable to qualifying CVR Holders on the CVR Maturity Date will, when issued, (i) be duly authorized and validly issued, (ii) be fully paid and non-assessable, (iii) be issued in compliance with all applicable laws, (iv) not be subject to preemptive rights or restrictions on transfer, other than applicable federal or state securities or “blue sky” laws; and (v) assuming the accuracy of the representations of the applicable qualifying CVR Holder to be delivered to Pubco on or after the CVR Maturity Date, the shares of Pubco Common Stock issued in satisfaction of any Preferred Return will be issued in compliance with all applicable federal or state securities or “blue sky” laws and assuming the accuracy of the representations of the applicable qualifying CVR Holder to be delivered to Pubco on or after the CVR Maturity Date, not be issued in violation of any options, warrants, calls, rights (including preemptive rights), the organizational documents of Pubco, commitments or agreements to which Pubco is a party or by which it is bound.

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4.5 Registration and Listing.

(a)       Subject to Section 4.5(b), Pubco agrees to use commercially reasonable efforts to keep a registration statement and related prospectus (or multiple registration statements) that complies as to form and substance in all material respects with applicable SEC rules providing for the issuance of the maximum number of shares of Pubco Common Stock that could be issued with respect to the CVRs continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) during any period that could reasonably be expected to include a CVR Maturity Date until the earlier of the date and time at which all CVR Payments have been paid in full in accordance with the terms of this Agreement or Pubco determines that no CVR Payments are issuable.

(b)       Notwithstanding the provisions of Section 4.5(a), Pubco shall be entitled to postpone the effectiveness of any registration statement, and the issuance of any shares of Pubco Common Stock in connection with the issuance of any Preferred Returns, if the negotiation or consummation of a transaction by Pubco or its subsidiaries is pending or an event has occurred, which such negotiation, consummation or event, the Board of Directors reasonably believes, upon the advice of legal counsel, would require additional disclosure by Pubco in any such registration statement of material information that Pubco has a bona fide business purpose for keeping confidential and the non-disclosure of which in any such registration statement would be expected, in the reasonable determination of the Board of Directors, upon the advice of legal counsel, to cause any such registration statement to fail to comply with applicable disclosure requirements (each such circumstance, a “Suspension Event”); provided, however, that Pubco may not delay or suspend any registration statements on more than two occasions or for more than 60 consecutive calendar days, or more than 90 total calendar days, in each case during any 12-month period.

(c)       The Company shall use commercially reasonable efforts to effect and maintain the listing of the CVRs on the Nasdaq Stock Market, or another national securities exchange until this Agreement has been terminated.

4.6 Tax Treatment. Except to the extent any portion of a CVR Payment is required to be treated as imputed interest pursuant to applicable Tax law or as otherwise required by applicable Tax law, the parties hereto intend to treat the CVR Payments for all Tax purposes as the right to receive additional shares of Pubco Common Stock received pursuant to the Purchaser Merger to the extent the CVRs were obtained in connection with the Purchaser Merger. Pubco shall report imputed interest on the CVRs as required by applicable law.

ARTICLE V

NO VOTING, DIVIDENDS OR INTEREST

5.1 No Voting Rights. No CVR Holder shall, solely by virtue of his ownership of CVRs, be entitled to any rights of a holder of shares of Pubco Common Stock, either at law or in equity (other than in respect of its rights as a holder of the Pubco Unit of which the CVR forms a part), and the rights of the CVR Holders are limited to those contractual rights expressed in this CVR Agreement.

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5.2 No Joint Venture Relationship. The CVR Holders, by acceptance thereof, agree that no joint venture, partnership or other fiduciary relationship is created hereby or by the CVRs.

5.3 No Interest or Dividends. No interest or dividends shall accrue on any amounts payable in respect of the CVRs.

ARTICLE VI

EARLY CANCELATION OF CVRS

6.1 Cancelation of CVRs in Certain Circumstances. The CVRs shall be automatically canceled and extinguished and shall cease to exist or be outstanding, without any consideration of any kind being delivered, and Pubco and the Rights Agent shall have no further obligations in respect thereof, in the event that, at any time after 180 days from the Closing Date, the Pubco Common Stock VWAP for the preceding thirty (30) consecutive Trading Days equals or exceeds the Cancelation Value (such date, the “Cancelation Date”).

ARTICLE VII

THE RIGHTS AGENT

7.1 Certain Duties and Responsibilities. The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful misconduct, bad faith or gross negligence (each as determined by a judgment of a court of competent jurisdiction).

7.2 Certain Rights of Rights Agent. The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:

(a)               the Rights Agent may rely and will be protected and held harmless by Pubco in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)               whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Rights Agent may rely upon an officer’s certificate delivered by Pubco, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, gross negligence or willful misconduct on its part, incur no liability and be held harmless by Pubco for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

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(c)               the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Pubco in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)               the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;

(e)               the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;

(f)                the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Pubco with respect to, any of the statements of fact or recitals contained in this Agreement and shall not be required to verify the same (and shall be held harmless by Pubco with respect to same), but all such statements and recitals are and shall be deemed to have been made by Pubco or any other applicable party only;

(g)               the Rights Agent will have no liability and shall be held harmless by Pubco in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Pubco); nor shall it be responsible for any breach by Pubco of any covenant or condition contained in this Agreement;

(h)               Pubco agrees to indemnify Rights Agent for, and hold Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with Rights Agent’s duties under this Agreement, including the reasonable costs and expenses of defending Rights Agent against any claims, charges, demands, suits or loss, unless such loss has been determined by a court of competent jurisdiction to be a result of Rights Agent’s gross negligence, bad faith or willful or intentional misconduct; or is a result of the Rights Agent not adhering to the provisions of any Tax withholding made or not made by the Rights Agent (or anyone on its behalf);

(i)                 Pubco agrees to pay the fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Pubco on or prior to the date hereof and to reimburse the Rights Agent for all Taxes and governmental charges, reasonable and documented out-of-pocket expenses incurred by the Rights Agent in the execution of this Agreement (other than Taxes imposed on or measured by the Rights Agent’s net income and franchise or similar Taxes imposed on it (in lieu of net income Taxes)). The Rights Agent will also be entitled to reimbursement from Pubco for all documented, reasonable and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder;

(j)                 no provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it;

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(k)               the Rights Agent shall not be deemed to have knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take action in connection therewith, unless and until it has received such notice in writing;

(l)                 the Rights Agent and any shareholder, affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any securities of Pubco or have a pecuniary interest in any transaction in which Pubco may be interested, or contract with or lend money to Pubco or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for Pubco or any other Person;

(m)             the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents; and

(n)               except instructions to the Rights Agent as contemplated by this Agreement, the Rights Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply with, the terms and conditions of any other agreement, instrument or document to which it is not a party, including, without limitation, the Merger Agreement, nor shall the Rights Agent be required to determine if any person or entity has complied with any such agreements, instruments or documents, nor shall any additional obligations of the Rights Agent be inferred from the terms of such agreements, instruments or documents even though reference thereto may be made in this Agreement.

7.3 Resignation and Removal; Appointment of Successor.

(a)               The Rights Agent may resign at any time by giving written notice thereof to Pubco and Sponsor specifying a date when such resignation will take effect, which notice will be sent at least 60 days prior to the date so specified, but in no event will such resignation become effective until a successor Rights Agent has been appointed. Pubco has the right to remove Rights Agent at any time by specifying a date when such removal will take effect, but no such removal will become effective until a successor Rights Agent (that is reasonably agreeable to Pubco and Sponsor) has been appointed. Notice of such removal will be given by Pubco to Rights Agent, which notice will be sent at least 60 days prior to the date so specified.

(b)               If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 7.3(a) or becomes incapable of acting, Pubco will as soon as is reasonably possible appoint a qualified successor Rights Agent. Notwithstanding the foregoing, if Pubco shall fail to make such appointment within a period of 60 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then the incumbent Rights Agent may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 7.4, become the successor Rights Agent.

(c)               Pubco will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent to the CVR Holders, which may be effected by any public filing or press release made or issued, as applicable, by Pubco, or by any other means reasonably anticipated to provide notice thereof to the CVR Holders. Each notice will include the name and address of the successor Rights Agent. If Pubco fails to give such notice within 10 days after acceptance of appointment by a successor Rights Agent in accordance with Section 7.4, the successor Rights Agent will cause the notice to be given at the expense of Pubco.

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7.4 Acceptance of Appointment by Successor. Every successor Rights Agent appointed pursuant to Section 7.3(b) hereunder will execute, acknowledge and deliver to Pubco, Sponsor and the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Pubco or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.

ARTICLE VIII

AMENDMENTS

8.1 Amendments without Consent of CVR Holders.

(a)               Without the consent of any CVR Holders or the Rights Agent, Pubco, when authorized by a Board Resolution, may at any time and from time to time, amend, modify, supplement or waive any provision under this Agreement, by a written instrument signed by Pubco, for any of the following purposes, so long as, in the cases of clauses (ii) through (iv), such amendments do not, individually or in the aggregate, materially and adversely affect the interests of the CVR Holders, or materially and adversely affect the rights, duties, responsibilities or protections of the Rights Agent:

(i)                 to evidence the succession of another Person to Pubco and the assumption by any such successor of the covenants of Pubco herein as provided in Section 3.3 or Section 9.2;

(ii)              to add to the covenants of Pubco such further covenants, restrictions, conditions or provisions as Pubco shall determine to be for the protection of the CVR Holders;

(iii)            to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement;

(iv)             to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Sections 7.3 and 7.4; or

(v)               any other amendment hereto that does not adversely affect the legal rights under this Agreement of any CVR Holder.

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8.2 Amendments with Consent of CVR Holders.

(a) In addition to any amendment, modification, supplement or waiver pursuant to Section 8.1 (which may be made without the consent of the CVR Holders), Pubco, when authorized by a Board Resolution, Sponsor and the Rights Agent, in the Rights Agent’s sole and absolute discretion, may at any time and from time to time, amend, modify, supplement or waive any provision under this Agreement, by a written instrument signed by Pubco, Sponsor and the Rights Agent, if such parties have first obtained the affirmative vote of or a written consent signed by CVR Holders holding at least a majority of the outstanding CVRs. Any amendment, modification, supplement or waiver made in compliance with this Section 8.2 may be made for any purpose, including adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is adverse to the interest of the CVR Holders.

(b)  In executing any amendment, modification, supplement or waiver permitted by this Article VIII, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Pubco stating that the execution of such amendment, modification, supplement or waiver is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment, modification, supplement or waiver that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise. Pubco will give notice of any amendment, modification, supplement or waiver of any provision under this Agreement to the CVR Holders and each other party hereto not executing the same, which notice may be effected by any public filing or press release made or issued, as applicable, by Pubco, or by any other means reasonably anticipated to provide notice thereof to the CVR Holders and the other applicable parties hereto; provided, that any failure to so notify the CVR Holders or any other party shall not affect the validity of such amendment, modification, supplement or waiver.

8.3 Effect of Amendments. Upon the execution of any amendment, modification, supplement or waiver under this Article VIII, this Agreement will be modified in accordance therewith, such amendment, modification, supplement or waiver will form a part of this Agreement for all purposes and every CVR Holder and party hereto will be bound thereby.

ARTICLE IX

OTHER PROVISIONS OF GENERAL APPLICATION

9.1 Notices to Rights Agent and Pubco. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, when e-mailed (provided that no notice is received by the electronic mail sender indicating that such electronic mail was undeliverable or otherwise not delivered), (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

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If to Pubco, to:

Infinite Reality, Inc.
75 North Water Street
Norwalk, CT 06854
Attn: General Counsel
Email: ericc@theinfinitereality.com

with a copy (which will not constitute notice) to:

Fried, Frank Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attn: Warren S. de Wied

Email: warren.dewied@friedfrank.com

If to the Rights Agent, to:

Continental Stock Transfer & Trust Company
1 State Street - 30th Floor
New York, NY 10004
Attention: Corporate Actions Department
E-mail: [ ]

If to a CVR Holder, to the physical address or email address, as applicable, on file with Pubco or its transfer agent for such CVR Holder or via public filing or the issuance of a press release.

Any party hereto may specify a different physical address or email address by giving notice in accordance with this Section 9.1.

9.2 Successors and Assigns.

(a)      This Agreement will be binding upon, inure to the benefit of and be enforceable by Pubco’s successors and assigns, and this Agreement shall not restrict any of Pubco assignees’ or any of their successors’ ability to effect any Change of Control or otherwise merge or consolidate, transfer or convey all or substantially all of its assets to any Person. Each of Pubco’s successors, assigns or transferees of all or substantially all of Pubco’s assets, as applicable, shall expressly assume by an instrument, supplemental hereto, executed and delivered to the Rights Agent and Pubco, the due and punctual issuance of the CVR Payments and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Pubco shall agree to remain subject to its obligations hereunder.

(b)      Any successor or assignee of Pubco permitted hereunder may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Pubco is authorized to do pursuant to Section 9.2(a).

(c)      Neither the Rights Agent nor any CVR Holder may assign this Agreement without Pubco’s written consent; provided that nothing contained herein shall restrict the right of any CVR Holder to sell, transfer, assign, pledge or otherwise encumber or dispose of any Pubco Unit in accordance with the terms of this Agreement. Any attempted assignment of this Agreement in violation of this Section 9.2(c) shall be void and of no effect.

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9.3 Benefits of Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement; provided, however, that the CVR Holders and any Person acquiring CVRs through a transfer or exchange of Pubco Units are express third party beneficiaries hereof.

9.4 Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)       This Agreement, the CVRs and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the Laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court sitting in the State of Delaware) (the “Specified Courts”). Notwithstanding anything in this Agreement to the contrary, Section 9.4(b) and Section 9.4(c) shall not apply to claims or actions arising out of either the Securities Act or the Exchange Act.

(b)       Each party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Courts for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby or thereby may not be enforced in or by any Specified Courts. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 9.1.

(c)       EACH PARTY HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4(c).

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9.5 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein so long as the economic or legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party.

9.6 Tax Reporting. The Rights Agent shall comply with all applicable laws, including as the foregoing relates to Tax reporting and withholding with respect to the issuance of any Preferred Returns made pursuant to this Agreement.

9.7 Further Assurances. Pubco shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

9.8 Counterparts and Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by electronic means, including DocuSign, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

9.9 Termination. This Agreement shall terminate and be of no further force or effect, and the parties hereto shall have no liability hereunder, on the earliest to occur of (a) the Cancelation Date; and (b) the date and time on which all CVR Payments have been paid in full in accordance with the terms of this Agreement or Pubco has determined that no CVR Payments are due. From and after the termination of this Agreement, (x) the CVRs will no longer be outstanding, (y) each Pubco Unit shall represent solely one share of Pubco Common Stock, and (z) except for the rights of CVR Maturity Date Holders to receive any CVR Payment due hereunder, all rights of the holders of CVRs shall terminate.

9.10 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and therefore supersedes all other prior agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, each party hereto has executed this Agreement as of the date first written above.

Pubco:

INFINITE REALITY, INC.

By:
Name: [ ]
Title: [ ]

Rights Agent:

CONTINENTAL TRUST STOCK TRANSFER & TRUST COMPANY

By:
Name:
Title:

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